United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 20, 2022

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2022, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”), appointed Gregory I. Snook as Director of the Corporation. Mr. Snook was appointed as a Class B Director with a term scheduled to expire at the annual meeting of shareholders in 2025. On December 15, 2022, the Board of Directors of Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”, or the “Bank”), a wholly-owned banking subsidiary of the Corporation, also appointed Mr. Snook as Director of F&M Trust.

Mr. Snook was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Snook will be entitled to receive director’s fees and be eligible to participate in the F&M Director Deferred Compensation Plan and the Director Pay for Performance Plan on the same basis as other directors of the Corporation and F&M Trust. Such fees, plan and program are described in the Corporation’s Proxy Statement incorporated by reference into its annual report on Form 10-K for the fiscal year ended December 31, 2021.

Item 9.01 Financial Statements and Exhibits.

    (c)  Exhibits.     The following exhibits are filed herewith:

Number                              Description

104  The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: December 20, 2022